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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 (No. 333-112263) of our report dated February 27, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in Input/Output, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Houston, TX
March 17, 2004